UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 12, 2015

THE JOINT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other juris-	(Commission file	(IRS employer
diction of incorporation)	number)	identification number)

16767 N. Perimeter Drive, Suite 240

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2015 annual meeting of stockholders of The Joint Corp. (the “Company”) was held on May 12, 2015. Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1. The election of seven members of the Company’s board of directors for terms expiring at the 2016 annual meeting of stockholders. In accordance with the results below, each nominee was elected to serve as a director.

	Votes For	Votes Withheld	Broker Non-Votes
John B. Richards	3,793,122	29,000	1,441,587
John Leonesio	3,793,122	29,000	1,441,587
William R. Fields	3,820,122	2,000	1,441,587
Ronald V. DaVella	3,820,122	2,000	1,441,587
Craig P. Colmar	3,793,122	29,000	1,441,587
Steven P. Colmar	3,793,122	29,000	1,441,587
Bret Sanders	3,820,122	2,000	1,441,587

Proposal 2. The ratification of the selection of EKS&H LLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. In accordance with the results below, the selection of EKS&H LLLP was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,261,709	2,000	0	N/A

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2015.
The Joint Corp.

	By	/s/John B. Richards
John B. Richards
Chief Executive Officer

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